FOR IMMEDIATE RELEASE

Contact:
John Fuller,
Chief Financial Officer
760-929-8226

RUBIO’S® RESTAURANTS, INC. REPORTS 2006
FIRST QUARTER EARNINGS

CARLSBAD, CA - May 3, 2006 - Rubio's® Restaurants, Inc. (NASDAQ: RUBO) today announced financial results for the first quarter ended March 26, 2006.

First Quarter Results

•	Revenues rose 3.9% to $35.1 million from $33.8 million for the same quarter last year.
•	Comparable store sales increased 0.9% (versus comparable store sales decrease of 1.0% for the same quarter last year). Transactions decreased 2.1% and check average increased 3.0%.
•	Net income was $192,000 as compared to net income of $489,000 for the same quarter last year.
•	Earnings per share were $0.02 per diluted share as compared to $0.05 per diluted share for the same quarter last year.
•
Restaurant operating cash flow margins were 15.4% as compared to 16.6% in the same quarter last year. The decline in margins is attributed to increases in utilities, delivery fees and common area maintenance charges.

•	EBITDA was $2.1 million as compared to $2.7 million for the same quarter last year.
•	Average unit volumes for the trailing four quarters were $960,000.
•	Opened two new sites: one new restaurant in the Los Angeles market and one licensed non-traditional with two in-arena locations at the Arrowhead Pond of Anaheim.
•	Re-imaged 17 restaurants which increased the total number of Company re-imaged restaurants to 44.

“Our comparable store sales for the first quarter, while positive, were below our expectations,” said Ralph Rubio, Rubio’s Chairman and CEO. “However, we believe key sales initiatives that we are pursuing as well as enhancements to the overall guest experience will improve our performance.”

Non-GAAP Term Definitions

Restaurant operating cash flow margins are used by the Company to evaluate the performance of its restaurants and are calculated by dividing restaurant sales less cost of sales, restaurant labor and restaurant occupancy and other by restaurant sales.

EBITDA is a typical non-GAAP measure - i.e., a measure calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles or “GAAP” for companies that issue public debt and certain valuation models used by investors. Although the Company has no debt, we believe the inclusion of EBITDA as a financial measure of the Company’s performance is useful to its investors and securities analysts as a factor in their analysis of the Company. The Company uses EBITDA in it’s evaluation of funding requirements for future development and other needs. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income, an indicator of cash flows from operations, or a measure of liquidity. The Company calculates EBITDA as net income plus income tax expense, less other income, plus loss on disposal/sale of property and depreciation and amortization.

The differences between EBITDA and GAAP net income for the first quarters are as follows:

	2006	2005
	(in thousands)
Net income	$192	$489
Income tax expense	121	308
Other income	(101)	(82)
Loss on disposal/sale of property	14	3
Depreciation and amortization	1,860	1,935
	$2,086	$2,653

Conference Call

The Company will host a conference call on Thursday, May 4, 2006 at 8:00 a.m. - Pacific Time to discuss the financial results. For those wishing to listen, the conference call will be broadcast live over the Internet at www.vcall.com or through our website, www.rubios.com, under the Investor Relations section by clicking on the Vcall logo.  A recording of the conference call also will be available for 12 months through our website, www.rubios.com, under the Investor Relations section by clicking on the Vcall logo.

About Rubio's® Restaurants, Inc.

Rubio's Fresh Mexican Grill® (NASDAQ: RUBO) Bold, distinctive, Baja-inspired food is the hallmark of Rubio's Fresh Mexican Grill. The first Rubio's® was opened in Mission Bay, a community of San Diego, in 1983 by Ralph Rubio. Rubio's is credited with introducing fish tacos to Southern California and starting a phenomenon that has spread coast to coast. In addition to all white meat chicken, slow roasted carnitas and lean carne asada, Rubio's menu features seafood items including grilled Mahi Mahi and shrimp. Guacamole and a variety of salsas and proprietary sauces are made from scratch daily. The menu includes Street Tacos(SM), burritos, salads and bowls, tacos, quesadillas, HealthMex® items with less than 20 percent of calories from fat, and domestic and imported beer in most locations. Each restaurant design is reminiscent of the relaxed, warm and inviting atmosphere of Baja California, a coastal state of Mexico. Headquartered in Carlsbad, California, Rubio's operates, licenses or franchises more than 150 restaurants in California, Arizona, Colorado, Utah and Nevada. More information can be found at www.rubios.com.

Safe Harbor Disclosure

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance of the Company. Forward-looking statements are based on management’s current plans and assumptions and are subject to known and unknown risks and uncertainties, which may cause actual results to differ materially from expectations. You should not place reliance on forward-looking statements. The following are some of the considerations and factors that could materially affect our results: changes in comparable store sales growth and revenues, increased product costs, labor expense and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse effects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset write downs, or implementation costs related to the Rubio’s marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, such as costs to comply with the Sarbanes-Oxley Act and other regulatory initiatives, litigation costs, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods and the effects of ever-increasing competition. These and other factors that could materially affect our results can be found in our filings with the SEC including, without limitation, in the “Risk Factors” section of our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

# # #

RUBIO'S RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Thirteen Weeks Ended
	March 26, 2006	March 27, 2005

RESTAURANT SALES	$35,027	$33,698
FRANCHISE AND LICENSING REVENUES	56	59
TOTAL REVENUES	35,083	33,757

COST OF SALES	9,537	9,110
RESTAURANT LABOR	11,552	11,217
RESTAURANT OCCUPANCY AND OTHER	8,556	7,786
GENERAL AND ADMINISTRATIVE EXPENSES	3,319	2,942
DEPRECIATION AND AMORTIZATION	1,860	1,935
PRE-OPENING EXPENSES	33	49
LOSS ON DISPOSAL/SALE OF PROPERTY	14	3

OPERATING INCOME	212	715
OTHER INCOME	101	82

INCOME BEFORE INCOME TAXES	313	797
INCOME TAX EXPENSE	(121)	(308)

NET INCOME	$192	$489

NET INCOME PER SHARE:
Basic and diluted	$0.02	$0.05

	Percentage of Total Revenues
	For the Thirteen Weeks Ended
	March 26, 2006	March 27, 2005

TOTAL REVENUES	100.0%	100.0%

COST OF SALES (1)	27.2%	27.0%
RESTAURANT LABOR (1)	33.0%	33.3%
RESTAURANT OCCUPANCY AND OTHER (1)	24.4%	23.1%
GENERAL AND ADMINISTRATIVE EXPENSES	9.5%	8.7%
DEPRECIATION AND AMORTIZATION	5.3%	5.7%
PRE-OPENING EXPENSES	0.1%	0.1%
LOSS ON DISPOSAL/SALE OF PROPERTY	0.0%	0.0%
OPERATING INCOME	0.6%	2.1%
OTHER INCOME	0.3%	0.2%
INCOME BEFORE INCOME TAXES	0.9%	2.4%
INCOME TAX EXPENSE	0.3%	0.9%
NET INCOME	0.5%	1.4%

(1) As a percentage of restaurant sales

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 26, 2006	December 25, 2005
	(unaudited)

CASH AND SHORT-TERM INVESTMENTS	$12,736	$11,071
OTHER CURRENT ASSETS	4,816	5,426
PROPERTY - NET	30,949	30,601
LONG-TERM INVESTMENTS	3,026	3,675
OTHER ASSETS	8,221	7,818
TOTAL ASSETS	$59,748	$58,591

CURRENT LIABILITIES	$13,423	$12,398
OTHER LIABILITIES	4,978	5,228
STOCKHOLDERS' EQUITY	41,347	40,965
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$59,748	$58,591